Exhibit 10.1

SYNOPSYS, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT ( “Agreement”) is made and entered into as of ______________, ________ by and between SYNOPSYS, INC., a Delaware corporation (the “Company”), and ___________________________ (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee performs a valuable service to the Company in his or her capacity as a director of the Company;

WHEREAS, the stockholders of the Company have adopted bylaws (the “Bylaws”) providing for the indemnification of the officers, directors, employees and other agents of the Company, including persons serving at the request of the Company in such capacities with other companies or enterprises, to the maximum extent authorized by the Delaware General Company Law, as amended (the “Code”);

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Company and the members of its Board of Directors, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Indemnitee to continue to serve as a director of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director after the date hereof, and for other good and valid consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Services to the Company.  Indemnitee will serve as a director of the Company or as a director, officer or other fiduciary of a Subsidiary of the Company (including any employee benefit plan of the Company) (as defined below) faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Company or such Subsidiary; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement). For purposes of this Agreement, “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2.             Indemnification of Indemnitee.   The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

3.             Additional Indemnity.  In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee:

(a)           against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee and any other amounts that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or other agent of Company or a Subsidiary, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b)           otherwise to the fullest extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions of the Code and the Bylaws.

4.             Limitations on Additional Indemnity.  No indemnity pursuant to Section 3 hereof shall be paid by the Company:

(a)           in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(b)           on account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(c)           on account of Indemnitee’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(d)           on account of Indemnitee’s conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee was not legally entitled;

(e)           for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under any valid and enforceable non-Company indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(f)            if indemnification is not lawful (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication);

(g)           if the action, suit or proceeding with respect to which a claim for indemnity hereunder is made arose from or is based upon any of the following:

(i)            any solicitation of proxies by Indemnitee, or by a group of which he or she was or became a member consisting of two or more persons that had agreed (whether formally or informally and whether or not in writing) to act together for the purpose of soliciting proxies, in opposition to any solicitation of proxies approved by the Board of Directors; or

(ii)           any activities by Indemnitee that constitute a breach of or default under any agreement between Indemnitee and the Company; or

(h)           in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Company or any Subsidiary or the directors, officers, employees or other agents of the Company or any Subsidiary, including, but not limited to, an action described under Section 8(c)(ii) herein, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

5.             Contribution.  If the indemnification provided in Sections 2 and 3 hereof is unavailable by reason of a court decision described in Section 4(f) hereof based on grounds other than any of those set forth in Sections 4(a), (b), (c), (d), (e), (g) or (h) hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation, which does not take account of the foregoing equitable considerations.

6.             Notification and Defense of Claim.  Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but Indemnitee’s omission so to notify the Company will not relieve the Company from any liability which the Company may have to Indemnitee otherwise than under this Agreement.  With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(a)           the Company will be entitled to participate therein at its own expense;

(b)           except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below.  Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i)  the employment of counsel by Indemnitee has been authorized by the Company, (ii)  Indemnitee shall have reasonably concluded, and so notified the Company, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii)  the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above; and

(c)           the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

7.             Advancement and Repayment of Expenses.

(a)           In the event that Indemnitee employs his or her own counsel pursuant to Sections 7(b) above, the Company shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving from Indemnitee copies of invoices presented to Indemnitee for such expenses.

(b)           Indemnitee agrees that Indemnitee will reimburse the Company for all reasonable expenses paid by the Company in investigating or defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled, under the provisions of the Code, the Bylaws, this Agreement or otherwise, to be indemnified by the Company for such expenses.

(c)           Notwithstanding the foregoing, the Company shall not be required to advance such expenses to Indemnitee in respect of any action arising from or based upon any of the matters set forth in subsection (h) of Section 4 or if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by the Company and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee’s fiduciary or contractual obligations to the Company, or any other willful and deliberate breach in bad faith of Indemnitee’s duty to the Company or its shareholders.

8.             Enforcement.  Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor.  Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim.  It shall be a defense to any action for which a claim for indemnification is made under Sections 2 and 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 4 hereof.  Neither the failure of the Company (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

9.             Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

10.          Continuation of Obligations.  All agreements and obligations of the Company contained herein shall commence upon the date that Indemnitee first became a member of the Board of Directors or an officer, employee or agent of the Company or any Subsidiary, as the case may be, and shall continue during the period Indemnitee is a director, officer, employee or agent of the Company or any Subsidiary (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director, officer, employee or agent of the Company or any Subsidiary or serving in any other capacity referred to herein.

11.          Non-Exclusivity of Rights.  The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office; provided, however, that this Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and that any such prior indemnification agreement shall be terminated upon the execution of this Agreement.

12.          Separability.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.  Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Indemnitee to the fullest extent provided by the Bylaws, the Code or any other applicable law.

13.          Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

14.          Binding Effect.   This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

15.          Amendment and Termination.  No amendment, modification, termination or  cancellation of this Agreement shall be effective unless it is in writing and is signed by both parties hereto.

16.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.  Only one such counterpart need be produced to evidence the existence of this Agreement.

17.          Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18.          Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)           If to Indemnitee, at the address indicated on the signature page hereof.

(b)           If to the Company, to:

Vice President and General Counsel

Synopsys, Inc.

700 East Middlefield Road

Building C

Mountain View, CA 94043-4033

or to such other address as may have been furnished to Indemnitee by the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

SYNOPSYS, INC.,
a Delaware corporation

By:

Name:

Title:

INDEMNITEE

By:

Name:

Address: